Exhibit 99.1
Media Contact:
Jennifer-Robyn Meier
Goldleaf Financial Solutions, Inc.
678.336.6540
Goldleaf Financial Solutions Acquires Alogent Corporation

Company’s solutions solidify Goldleaf’s leadership position in converging payments
ATLANTA (January 17, 2007) — Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today announced the acquisition of Atlanta-based Alogent Corp. (“Alogent”), a leading provider of enterprise deposit automation technologies for global financial institutions, for a total consideration of approximately $42.5 million, consisting of $32.9 million of cash, funded by the company’s expanded line-of-credit, a $7.0 million convertible note at $4.50 per share, and $2.6 million in common stock.
The merger combines two industry leaders that both have a long history in the market. It strengthens Goldleaf’s leadership in converging payments, allowing the company to expand market presence, extends its customers base and creates significant cross-selling opportunities. Goldleaf now has 81,000 deposit automation touch points, in addition to more than 25,000 ACH endpoints, which showcases its deep penetration in the financial services market. With this acquisition, Goldleaf also expands its strong partnership channels, with companies including NCR, Information Technology, Inc. (ITI) and Unisys. Approximately two-thirds of the company’s revenue is now generated by its market leading, high-growth payment solutions.
According to Lynn Boggs, CEO of Goldleaf Financial Solutions, “This acquisition benefits every financial institution that can now leverage electronic payments at every point of presentment across its enterprise. With an 18-year history in the market, from our beginning in the ACH business, we believe we have shaped a global understanding of where the market is going. That knowledge lets us proactively address the needs of financial institutions, delivering quality products and services across all spectrums. This merger solidifies our position as the leader of converging payments and a driver of innovation.”
This acquisition enables Goldleaf to lead the transition to electronic payment convergence through innovative product design, easy to deploy solutions and deep domain expertise for financial institutions of all sizes. With market leading products in more than 3,500 financial institutions, Goldleaf is a trusted partner whose solutions allow its customers to increase profitability while improving operational efficiencies.
Alogent was founded in 1995 to address check and item processing system optimization. The company’s success has been predicated on working with financial institutions to reduce the cost associated with processing paper transactions, leverage new technologies and electronic efficiencies to transition from paper to electronic processing and improve customer service by reducing customer transaction errors. Alogent’s clients include global 50 financial institutions in the U.S. and Europe, including four of the top 25 U.S. banks — HSBC, JPMorgan Chase, KeyBank and SunTrust.
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GFSI Acquires Alogent Corporation

January 17, 2008
Acquiring Alogent complements the company’s recent additions of Community Banking Systems (CBS) and DataTrade, LLC. Alogent will become a business unit of Goldleaf, with members of the executive management team remaining with the company. Friedman, Billings, Ramsey & Co., Inc. acted as financial advisor to Goldleaf in connection with the transaction. Financial Technology Partners LP and FTP Securities, LLC (together “FT Partners”) served as exclusive strategic and financial advisor to Alogent and its board of directors in this transaction.
“This transaction provides a natural extension to our business and the additional scale enables us to take our products into virtually every corner of the marketplace,” said Brian Geisel, CEO of Alogent. “The culture, vision and philosophies of our companies are complementary and our management team is excited to have this opportunity to enact change and continue making significant contributions to further drive converging payments in the market.”
The following is a forward-looking statement and actual results may differ materially from those discussed below. The Company’s outlook includes the effect of all acquisitions completed to date. Further, this outlook does not give effect to any additional potential mergers or acquisitions that may be consummated subsequent to the date hereof.
The Company anticipates achieving pro-forma revenues for the full year 2008 of approximately $87 million and pro-forma EBITDAS for the full year 2008 of approximately $15.0 million. These pro-forma revenue and EBITDA projections include the impact of purchase accounting on the company’s revenue and deferred revenues as well as certain costs and charges related to the merger.
Goldleaf will be hosting a conference call to discuss the Alogent transaction this afternoon at 5:00 p.m. Eastern time. The live broadcast of Goldleaf’s conference call will be available online at www.goldleaf.com under the Investor Relations tab and at www.earnings.com. An online replay will be available for 30 days using the same links. Those without Internet access may listen to the call by dialing 303-205-0033, with 11107303 as the access code.
About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc., offers a strategic suite of integrated technology and payment processing solutions to financial institutions. Goldleaf’s products and services enable financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their presence and improve profitability through the efficient use of technology. Goldleaf works with clients throughout the United States, Europe, Asia, the Caribbean and Central America. For more information about Goldleaf and its set of solutions, please visit the company at www.goldleaf.com.
Safe Harbor Statement
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the company’s acquisition of Alogent and the subsequent operations and future performance (financial and otherwise) of the combined entities. These risks and uncertainties are in addition to other factors detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2006. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
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